Exhibit 5

Exhibit 5

Information with respect to transactions effected during the past sixty days or since the most recent filing on Schedule 13D (Unless noted otherwise, all transactions were effected on the New York Stock Exchange)

Neuberger Berman Investment Advisers LLC	Date	Buys/Sell	Units Quantity	Average Price
	1/23/2025	Sell	33	9.24[1]
	1/24/2025	Sell	671	9.19[2]
	1/27/2025	Sell	276	9.28[3]
	1/28/2025	Sell	68	9.17
	1/29/2025	Sell	12	9.34
	1/30/2025	Sell	256	9.58
	1/31/2025	Sell	501	9.62[4]
	2/3/2025	Sell	98	9.26[5]
	2/5/2025	Sell	343	9.25
	2/6/2025	Sell	502	9.20
	2/7/2025	Sell	835	9.10[6]
	2/10/2025	Sell	330	9.42[7]
	2/11/2025	Sell	296	9.23
	2/12/2025	Sell	337	9.10[8]
	2/13/2025	Sell	61	9.09
	2/14/2025	Sell	181	9.09
	2/18/2025	Sell	71	8.92[9]
	2/21/2025	Sell	246	7.24
	2/24/2025	Sell	2821	6.85[10]
	2/25/2025	Sell	107	6.93
	2/25/2025	Buy	41938	7.19[11]
	2/26/2025	Sell	2224	6.98[12]
	2/26/2025	Buy	4535	7.06[13]
	2/27/2025	Sell	711	6.63[14]
	2/28/2025	Sell	932	6.44
	3/3/2025	Buy	208275	6.22[15]
	3/4/2025	Buy	100000	6.17
	3/4/2025	Sell	487	6.18[16]
	3/5/2025	Buy	100000	6.04
	3/6/2025	Buy	69	5.98
	3/6/2025	Sell	1106	5.87[17]
	3/7/2025	Buy	100000	5.99
	3/7/2025	Sell	237	6.04[18]
	3/10/2025	Buy	14800	5.91
	3/10/2025	Sell	508	5.77[19]
	3/11/2025	Sell	235	5.97[20]
	3/12/2025	Buy	2439	6.29
	3/12/2025	Sell	290	6.17[21]
	3/13/2025	Buy	125000	6.15[22]
	3/14/2025	Sell	406	6.20[23]
	3/18/2025	Buy	2400	6.39
	3/18/2025	Sell	246	6.25
	3/19/2025	Sell	7379	6.62[24]
	3/20/2025	Sell	1275	6.84[25]
	3/21/2025	Sell	72	6.73
	3/24/0225	Buy	70000	7.02

1 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.16 to $9.28 per share.

2 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.18 to $9.4034 per share.

3 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.23 to $9.3246 per share.

4 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.60 to $9.6366 per share.

5 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.2601 to $9.30 per share.

6 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.06 to $9.119 per share.

7 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.36 to $9.4232 per share.

8 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.035 to $9.1337 per share.

9 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $8.86 to $8.95 per share.

10 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.8251 to $7.065 per share.

11 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $7.1938 to $7.1939 per share.

12 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.93 to $6.976 per share.

13 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.995 to $7.2008 per share.

14 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.59 to $6.6815 per share.

15 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.178 to $6.2243 per share.

16 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.05 to $6.275 per share.

17 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $5.84 to $5.9815 per share.

18 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $5.83 to $6.08 per share.

19 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $5.7503 to $5.81 per share.

20 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $5.96 to $5.9696 per share.

21 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.1116 to $6.35 per share.

22 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.1416 to $6.1654 per share.

23 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.195 to $6.1978 per share.

24 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.5926 to $6.6526 per share.

25 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $6.79 to $6.8417 per share.

For the weighted average prices set forth above, the Reporting Persons undertake to provide upon request by the SEC Staff full information regarding the number of shares purchased at each separate price.

Neuberger Berman Canada ULC	Date	Buys/Sell	Units Quantity	Average Price
	1/29/2025	Sell	417	9.37
	2/26/2025	Buy	2468	6.90
	2/27/2025	Buy	5248	6.60
	2/28/2025	Buy	5194	6.50
	3/3/2025	Buy	2759	6.22
	3/5/2025	Buy	8668	6.08
	3/6/2025	Buy	3581	5.89
	3/7/2025	Buy	6139	6.08
	3/10/2025	Buy	7979	5.9
	3/11/2025	Buy	6620	6.06
	3/12/2025	Buy	4225	6.36
	3/13/2025	Buy	4700	6.07
	3/14/2025	Buy	6717	6.27
	3/17/2025	Buy	1700	6.36
	3/18/2025	Buy	1194	6.56
	3/19/2025	Buy	5404	6.87
	3/20/2025	Buy	1122	6.76
	3/20/2025	Sell	240	6.76
	3/21/2025	Buy	3622	6.75
	3/24/2025	Sell	373	7.07